SECOND AMENDMENT


          SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 21, 1995, among SEALED AIR CORPORATION, a Delaware corporation (the "Company"), SEALED AIR B.V., a corporation organized and existing under the laws of the Netherlands, SEALED AIR LIMITED, a corporation organized and existing under the laws of England, SEALED AIR HOLDINGS (NZ) LIMITED, a corporation organized and existing under the laws of New Zealand (each a "Subsidiary Borrower" and together with the Company, the "Borrowers", and each a "Borrower"), BANKERS TRUST COMPANY, as Agent (the "Agent") and the lenders party to the Credit Agreement referred to below. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


                        W I T N E S S E T H :


          WHEREAS, the Borrowers, various lenders (the "Banks") and the Agent are parties to a Credit Agreement, dated as of June 8, 1994 (as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and WHEREAS, the parties hereto wish to further amend the Credit Agreement as herein provided;


          NOW, THEREFORE, it is agreed:

          1.   Section 3.01(b) of the Credit Agreement is hereby amended by
(i) deleting the reference to "3/8 of 1%" appearing therein and inserting the reference to "1/4 of 1%" in lieu thereof and (ii) deleting the reference to "1/4 of 1%" appearing therein and inserting the reference to "1/8 of 1%" in lieu thereof.

          2. The definition of "Applicable Margin" appearing in Section 10.01 of the Credit Agreement is hereby amended by deleting Table B contained therein in its entirety and inserting the following new Table B in lieu thereof:


                                  Table B


                                                  Eurodollar
   Applicable Rating       Base Rate    CD Rate      Rate
       Period               Margin       Margin     Margin

  Category A Period           0%         .625%       .5%

  Category B Period           0%         .75%        .625%

  Category C Period           0%         .875%       .75%

  Category D Period           0%        1.125%       1%

  Category E Period         .125%       1.25%        1.125%


          3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

          4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

          5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          6. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Borrowers, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at its Notice Office.

          7. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.


                              SEALED AIR CORPORATION


                              By s/Warren H. McCandless
                                 Title:  Senior Vice President - Finance

                              SEALED AIR B.V.


                              By s/William V. Hickey
                                 Title:  Managing Director

                              SEALED AIR LIMITED


                              By s/William V. Hickey
                                 Title:  Attorney-In-Fact

                              SEALED AIR HOLDINGS (NZ)
                                   LIMITED


                              By s/William V. Hickey
                                 Title:  Director

                              BANKERS TRUST COMPANY,
                                Individually and as Agent


                              By s/ Dana Klein
                                 Title: Vice President


                              ABN AMRO BANK N.V. NEW YORK

                                BRANCH


                              By s/John W. Deegan
                                 Title:  Vice President

                              By s/David W. Stack
                                 Title:  AVP

                             THE BANK OF NOVA SCOTIA

                              By s/Stephen Lockhart
                                 Title:  Vice President

                             COMPAGNIE FINANCIERE DE CIC ET
                                DE L'UNION EUROPEENNE


                              By s/Brian O'Leary
                                 Title:  Vice-President


                              By s/Sean Mounier
                                 Title:  First Vice President

                             NATIONSBANK, N.A. (CAROLINAS)


                              By s/Scott A. Jackson
                                 Title:  Vice President

                             UNITED JERSEY BANK


                              By s/Lawrence F. Zema
                                 Title:  Vice President & Regional
                                         Manager

                             BANQUE FRANCAISE DU COMMERCE
                                EXTERIEUR


                              By s/Frederick Kammler
                                 Title:  Vice President

                              By s/
                                 Title:

                             CREDIT LYONNAIS, NEW YORK
                                BRANCH


                              By s/Mary E. Collier
                                 Title:  Vice President & Manger


                             CORESTATES BANK, N.A.


                              By s/Thomas J. McDonnall
                                 Title:  Vice President

                             THE FIRST NATIONAL BANK OF
                                BOSTON


                              By s/ Paula Zaiken
                                 Title:  Director

                             FLEET BANK N.A.


                              By s/Dorothy E. Bambach
                                 Title:  Senior Vice President

                             THE NORTHERN TRUST COMPANY


                              By s/ Deborah D. Thomas
                                 Title:  Vice President

                             TORONTO DOMINION (NEW YORK),INC.


                              By s/ Jorge Garcia
                                 Title:  Vice President

                             MIDLAND BANK PLC (NEW YORK
                             BRANCH)


                              By s/ Rochelle Forster
                                 Title:  Authorized Signatory